UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2003



                          FIRST SECURITY BANCORP, INC.
               (Exact Name of Registrant as Specified in Charter)

 Kentucky                  000-49781                    61-1364206
(State or Other     (Commission File Number)   (IRS Employer Identification No.)
Jurisdiction of
Incorporation)
                 318 East Main Street, Lexington, Kentucky 40507
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (859) 367-3700


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

John G. Sullivan was appointed on April 7, 2003 as the Registrant's Executive Vice President and Chief Financial Officer. Mr. Sullivan, a Lexington, Kentucky native, graduate of University of Kentucky and a CPA, will be responsible for the accounting, finance and operations departments of the Registrant and its subsidiary bank.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                                  FIRST SECURITY BANCORP, INC.


Date: April 22, 2003                              /s/ John S. Shropshire
                                                      John S. Shropshire
                                                      President and
                                                      Chief Executive Officer